Exhibit 10.1

Redacted portions have been replaced with [***]. The redacted material is subject to a request for confidential treatment that has been separately filed with the Securities and Exchange Commission.

Master Confirmation of OTC VWAP Minus

Date:	January 30, 2007	ML Ref:

To:	Openwave Systems Inc. (“Counterparty”)

Attention:	Hal Covert

From:	Merrill Lynch International (“MLI”)
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

Dear Sir / Madam:

The purpose of this letter agreement (the “Master Confirmation”) and each supplemental confirmation substantially in the form attached hereto as Exhibit A (each, a “Supplemental Confirmation” and the Supplemental Confirmations, together with the Master Confirmation, this “Confirmation”) is to confirm the terms and conditions of each of the above-referenced transactions entered into between Counterparty and MLI through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S” or “Agent”) on the respective Trade Dates specified in the Supplemental Confirmations (each, a “Transaction” and collectively, the “Transactions”). This Confirmation constitutes a “Confirmation” both on behalf of MLI, as referred to in the ISDA Master Agreement specified below, and on behalf of MLPF&S, as agent of MLI.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, in the event of any inconsistency between the Definitions and the Master Confirmation, the Master Confirmation will govern, and in the event of any inconsistency between the Master Confirmation and any Supplemental Confirmation, the Supplemental Confirmation will govern. References herein to any “Transaction” shall be deemed to be references to a “Share Forward Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transactions to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of the Master Confirmation) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of each Transaction.

The terms of each Transaction to which the Master Confirmation relates are as follows:

General Terms:

Trade:	With respect to each Transaction, Counterparty, subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, will purchase from MLI, at a time determined by MLI, as described herein, Shares in an amount equal to the Number of Shares. The parties hereto acknowledge that in selling Shares, MLI is acting as principal for its own account and has no implied duties (including any fiduciary duty) to Counterparty and any purchases of Shares by MLI in the open market in anticipation of delivery of Shares to Counterparty are solely for the account of MLI.

Trade Date:	For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Effective Date:	Prepayment Date

Buyer:	MLI

Seller:	Counterparty

Shares:	Shares of common stock, par value USD 0.001 per share, of Counterparty (Symbol: OPWV)

Number of Shares:	The result of the Prepayment Amount divided by the Settlement Price.

Forward Price:	Settlement Price

Prepayment:	Applicable

Prepayment Amount:	For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Prepayment Date:	For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Exchange:	Nasdaq

Related Exchange(s):	All Exchanges

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by replacing the words “at any time during the one-hour period that ends at the relevant Valuation Time” in the third line thereof with the words “at any time on any Scheduled Trading Day during the Valuation Period or” after the word “material”.

Valuation:

Valuation Period:	For each Transaction, each Scheduled Trading Day from and including the Effective Date up to and including the Valuation Date; provided, that with respect to each Suspension Event (if any) affecting such Scheduled Trading Days, MLI may, by written notice to Counterparty (which notice shall not specify the reason for MLI’s election to suspend the Valuation Period), exclude the Scheduled Trading Day(s) on which such Suspension Event has occurred (such days, “Suspension Event Days”) and extend the First Acceleration Date and the last possible Valuation Date by the total number of such Suspension Event Days; provided, further, that notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Days in the Valuation Period are Disrupted Days, the Calculation Agent may exclude such

Disrupted Days and extend the last possible Valuation Date by the number of such Disrupted Days (in addition to any Suspension Event Days, without duplication).

Suspension Event:	Each and every one of the following events: (i) (x) MLI concludes, in its sole discretion, that Counterparty will be engaged in a distribution of the Shares for purposes of Regulation M or that the “restricted period” in respect of such distribution has not yet been completed or (y) the occurrence of a Distribution Period (as defined below), as notified by Counterparty to MLI pursuant to Counterparty’s covenant under “Additional Agreements, Representations and Covenants of Counterparty, Etc.”; (ii) MLI concludes, in its sole discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by MLI), for it to refrain from purchasing Shares during any part of the Valuation Period; (iii) Counterparty is subject to a third-party tender offer or (iv) a Disrupted Day.

Exclusion Mechanics:	With respect to each Suspension Event Day (each, an “Exclusion Day”), the Calculation Agent must determine whether (i) such Exclusion Day should be excluded in full, in which case such Exclusion Day shall not be included for purposes of determining the Settlement Price, or (ii) such Exclusion Day should only be partially excluded, in which case the VWAP Price for such Exclusion Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Exclusion Day effected during the portion of the Scheduled Trading Day unaffected by such event or events, and the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period shall be adjusted by the Calculation Agent for purposes of determining the Settlement Price. If a Disrupted Day occurs during the Valuation Period, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its discretion, may either (i) determine the VWAP Price for such ninth Scheduled Trading Day and adjust the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period as it deems appropriate for purposes of determining the Settlement Price based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares or (ii) disregard such day for purposes of determining the Settlement Price and further postpone the Valuation Date, in either case, as it deems appropriate to determine the VWAP Price.

In the event that there are Exclusion Days arising from a Suspension Event described in clause (i) under “Suspension Event” above, then MLI shall not purchase Shares in connection with the relevant Transaction during each such Exclusion Day that is fully excluded and during each portion of a partially excluded Exclusion Day that is affected by such Suspension Event.

Valuation Date	For each Transaction, the earlier to occur of the date set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof) (the “Scheduled Valuation Date”) and any Accelerated Valuation Date.

Accelerated Valuation Date:	For each Transaction, any date, occurring on or after the First Acceleration Date but prior to the Scheduled Valuation Date, designated by MLI to be the Valuation Date; MLI shall notify Counterparty of such designation prior to 8 p.m. New York City time on the Scheduled Trading Day immediately following such Accelerated Valuation Date.

First Acceleration Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Settlement Terms:

Physical Settlement:	Applicable

Settlement Currency:	USD

Settlement Method Election:	Not Applicable

Settlement Price:	The arithmetic mean of the VWAP Prices of the Shares for each Scheduled Trading Day in the Valuation Period minus the Settlement Price Adjustment Amount.

Settlement Price Adjustment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

VWAP Price:	The daily volume weighted average price per Share. For the purpose of calculating the VWAP Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to the conditions of Rule 10b-18(b)(3) and (b)(4) under the Exchange Act. Counterparty acknowledges that MLI may refer to the Bloomberg Page “OPWV <Equity> AQR SEC” (or any successor thereto), in its discretion, to determine the VWAP Price.

Dividends:

Dividend Period:	Valuation Period

Excess Dividend Amount:	For each ex-dividend date during the Valuation Period, the product of (i) the Ex Amount and (ii) the number of Shares purchased by MLI up to and including such ex-dividend date in connection with the applicable Transaction. For the avoidance of doubt, on the Settlement Date, all such Excess Dividend Amounts shall be payable.

Dividend Payment Date:	Settlement Date

Extraordinary Dividend:	All dividend amounts payable to holders of the Shares, expressed as a per Share amount.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

Share-for-Combined:	Component Adjustment

Determining Party:	MLI

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

Share-for-Combined:	Component Adjustment

Determining Party:	MLI

New Share:	The definition of “New Shares” in Section 12.1 of the Equity Definitions shall be amended by inserting at the beginning of subsection (i) the following: “(i) where the Exchange is located in the United States, publicly quoted, traded or listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market LLC (or their respective successors) or otherwise,”.

Announcement Event:	If an Announcement Event occurs, the Calculation Agent will determine in good faith and in a commercially reasonable manner the economic effect of the Announcement Event on the theoretical value of the Transaction (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Valuation Date. If such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect. “Announcement Event” shall mean the occurrence of the Announcement Date of a Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting:	Cancellation and Payment; provided, that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Determining Party:	MLI

Additional Disruption Events:

Change in Law:	Applicable

Insolvency Filing:	Applicable

Hedging Party:	MLI

Determining Party;	MLI

Non-Reliance/Agreements and Acknowledgements Regarding Hedging Activities/Additional Acknowledgements:	Applicable

Partial Early Settlement

Notwithstanding any other provisions of this Confirmation or any Supplemental Confirmation, if MLI (together with its affiliates, as such term is defined under the Exchange Act) acquire or hold a number of Shares or other equity securities of Counterparty exchangeable for or convertible into Shares which in aggregate would equal or exceed 4.75% of all Shares then issued and outstanding (the “Ownership Limit”), MLI may at any time and from time to time during the term of a Transaction deliver to Counterparty a number of Shares to cause MLI and its affiliates to hold less than the Ownership Limit and Counterparty agrees to take ownership of any such Shares, provided, that MLI has furnished to Counterparty three days’ prior notice in writing specifying a date for settlement (each, a “Special Settlement Date”) and the number of Shares to be delivered by MLI to Counterparty on the Special Settlement Date. The parties understand and agree that (i) the delivery of the Shares by or on behalf of MLI is irrevocable and that as of any Special Settlement Date Counterparty will be the sole beneficial owner of the Shares for all purposes and (ii) the number of Shares delivered by MLI on any such Special Settlement Date will reduce the number of Number of Shares deliverable by MLI on the Settlement Date. For the avoidance of doubt, Counterparty will under no circumstances be required to return to MLI any Shares delivered to Counterparty on any Special Settlement Date.

Share Price Contingency

If, on any Scheduled Trading Day beginning on the Effective Date and before the Last Averaging Date, the arithmetic average of the VWAP Prices during the period from the Effective Date to such Scheduled Trading Day is *** or less, then MLI may, in its sole discretion, extend the Valuation Date, or, if it determines that continuation of the applicable Transaction (including any related hedging activities) would pose potential legal risk, or violate any internal policies or any rules or regulations, then MLI may elect to designate such event as an Additional Termination Event under the Agreement with Counterparty the Sole Affected Party.

Registration:

Counterparty hereby agrees that if, in the good faith reasonable judgment of MLI, the Shares (“Hedge Shares”) acquired by MLI for the purpose of hedging its obligations pursuant to any Transaction cannot be sold in the public market by MLI without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow MLI to sell the Hedge Shares in a registered offering, make available to MLI an effective registration statement under the Securities Act and enter into an agreement, in form and substance satisfactory to MLI, substantially in the form of an underwriting agreement for a registered secondary offering; provided however, that if MLI, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow MLI to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to MLI (in which case, the Calculation Agent shall make any adjustments to the terms of such Transaction that are necessary, in its reasonable judgment, to compensate MLI for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement), or (iii) purchase the Hedge Shares from MLI at the Closing Price on such Exchange Business Days, and in the amounts, requested by MLI.

Other Share Deliveries in Lieu of Cash Payment:

If MLI would be obligated to pay cash to Counterparty pursuant to the terms of this Confirmation for any reason without Counterparty having had the right (other than pursuant to this paragraph) to elect to receive Shares in lieu of cash, then Counterparty may elect that MLI deliver to Counterparty a number of Shares having an equivalent value (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner and taking into account relevant factors, including timing and other restrictions on MLI’s acquisition of such Shares and the costs and expenses associated with acquiring such Shares); provided, however,

***	This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

that Counterparty shall not have this right to elect receipt of Shares in connection with an early termination pursuant to “Share Price Contingency” above. Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time (subject to the limitations imposed by clause (ii) of the next sentence and any other limitations imposed by applicable law, rules or regulations). If Counterparty elects to receive Shares in lieu of cash pursuant to this paragraph, then (i) at the time of such election, Counterparty shall be deemed to represent and warrant to MLI that it is not in possession of material non-public information regarding the Shares or Counterparty and (ii) MLI will use commercially reasonable efforts to make all purchases of Shares in satisfaction of such Share delivery obligation in a manner that would comply with the limitations set forth in clauses (b)(1), (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 under the Exchange Act, as if such rule could be applied to such purchases.

For the avoidance of doubt, in connection with the settlement or any early termination of any Transaction after payment of the Prepayment Amount has been made in full by Counterparty to MLI, Counterparty shall not be obligated to pay any amounts, whether in cash or Shares or other consideration, to MLI pursuant to this Confirmation.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

Compliance with Securities Laws:	Each party represents and agrees that it has complied, and will comply, in connection with each Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, and the Exchange Act, and the rules and regulations each thereunder, including, without limitation, Rules 10b-5 and Regulation M under the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities.

Each party further represents and warrants that if such party (“X”) purchases any Shares from the other party pursuant to any Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of each Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty represents and warrants as of the date hereof and each Trade Date that:

(a) each of its filings under the Exchange Act that are required to be filed from and including the ending date of Counterparty’s most recent prior fiscal year have been filed, and that, as of the respective dates thereof and hereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

(b) Counterparty is not in possession of material non-public information regarding the Shares or the Counterparty;

(c) Counterparty is not entering into any Transaction to facilitate a distribution of the common stock or in connection with a future distribution of securities;

(d) Counterparty is not entering into any Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(e) Counterparty is entering into each Transaction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”); it is the intent of the parties that each Transaction comply with the requirements of Rule l0b5-l(c)(1)(i)(A) and (B) and each Transaction shall be interpreted to comply with the requirements of Rule 10b5-l(c) (the “Plan”); Counterparty will not seek to control or influence MLI or MLPF&S to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(l)(i)(B)(3)) under any Transaction, including, without limitation, any decision to enter into any hedging transactions; Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Transaction under Rule 10b5-1;

(f) Neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the applicable Trade Date;

(g) The purchase or writing of each Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act, and Counterparty is not entering into any Transaction in anticipation of, or in connection with, or to facilitate a self-tender offer or a third-party tender offer;

(h) Each Transaction is consistent with the publicly announced program of Counterparty to repurchase, from time to time, Shares (the “Repurchase Program”); and

(i) Counterparty has full power and authority to undertake the Repurchase Program, and the Repurchase Program has been duly authorized and remains valid.

Counterparty covenants and agrees that:

(a) during the term of each Transaction to promptly notify MLI telephonically (which oral communication shall be promptly confirmed by telecopy to MLI) if Counterparty determines that as a result of an acquisition or other business transaction or for any other reason Counterparty will be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M under the Exchange Act and to promptly notify MLI by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which Counterparty completes the distribution (the “Distribution Period”); for the purposes of this Confirmation, the “term” of a Transaction shall not be considered to have been completed until all Shares required to be transferred to party hereto have been duly transferred and all cash amounts required to be paid to a party hereto have been duly paid;

(b) without the prior written consent of MLI, neither Counterparty nor any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) will acquire Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares) or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period or similar such period overlaps or potentially overlaps with the term of any Transaction (including without limitation the term of any acquisition of Shares by MLI pursuant to the paragraph titled “Other Share Deliveries in Lieu of Cash Payment” above), other than in those transactions already disclosed in writing to MLI; in connection with such disclosed transactions and otherwise, Counterparty will not take any action that would or could cause MLI’s or MLPF&S’s purchases of Shares during any Transaction term not to comply with Rule 10b-18 under the Exchange Act, as if such rule could be applied to such Transaction; and

(c) Counterparty shall report each Transaction as required in any applicable report filed by the Counterparty pursuant to the Exchange Act in compliance with Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable.

Counterparty acknowledges and agrees that:

(a) Each Transaction is a derivatives transaction; MLI may purchase Shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of such Transaction; Counterparty also acknowledges that its purchase of Shares hereunder will not qualify as a Rule 10b-18 purchase, as defined in Rule 10b-18 under the Exchange Act, and that, in connection with each Transaction, MLI will be engaging in customary hedging activities in its sole discretion for its own account and that such activities may involve purchases that, as to time, price and amount, may not necessarily satisfy the conditions specified in Rule 10b-18.

Account Details:

Account for payments to Counterparty:	As provided by Counterparty

Account for payment to MLI:	***

Collateral:	None.

Transfer:	Counterparty may transfer any of its rights or delegate its obligations under any Transaction with the prior written consent of MLI. MLI may assign and delegate its

***	This information has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

rights and obligations under any Transaction (the “Transferred Obligations”) to any subsidiary of ML & Co. (the “Assignee”) by notice (a) specifying the effective date of such transfer (“Effective Date”) and (b) including (x) an executed acceptance and assumption by the Assignee of the Transferred Obligations and (y) an agreement by ML & Co. (or its successor as guarantor of MLI’s obligations hereunder) to guarantee the Transferred Obligations of the Assignee to the same extent as its guarantee of the Transactions; provided that (i) Counterparty will not, as a result of such transfer, be required to pay to the Assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which Counterparty would have been required to pay to MLI in the absence of such transfer; and (ii) the Assignee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) an amount in excess of that which MLI would have been required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement corresponding to such excess. On the Effective Date, (a) MLI shall be released from all obligations and liabilities arising under the Transferred Obligations; and (b) if MLI has not assigned and delegated its rights and obligations under the Agreement and all Transactions thereunder, the Transferred Obligations shall cease to be a Transaction under the Agreement and shall be deemed to be a Transaction under the master agreement, if any, between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a master agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement (Multicurrency-Cross Border) and Schedule substantially in the form of the Agreement but amended to reflect the name of the Assignee and the address for notices and any amended representations under Part 2 of the Agreement as may be specified in the notice of transfer.

Regulation:	MLI is regulated by The Securities and Futures Authority Limited and has entered into each Transaction as principal.

Indemnity:	Counterparty agrees to indemnify MLI, its Affiliates and their respective directors, officers, agents and controlling parties (MLI and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of the untruth of any representation by Counterparty or a breach by Counterparty of any agreement or covenant under this Confirmation, in the Agreement, the Plan or any other agreement relating to the Agreement or any Transaction and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

ISDA Master Agreement

With respect to the Agreement, MLI and Counterparty each agree as follows:

Specified Entities:

(i) in relation to MLI, for the purposes of:

Section 5(a)(v):   not applicable

Section 5(a)(vi):  not applicable

Section 5(a)(vii): not applicable

Section 5(b)(iv):  not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v):     not applicable

Section 5(a)(vi):    not applicable

Section 5(a)(vii):   not applicable

Section 5(b)(iv):    not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MLI and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MLI or to Counterparty.

Payments on Early Termination for the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)	For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	MLI represents that it is a company organized under the laws of England and Wales.

(ii)	Counterparty represents that it is a corporation incorporated under the laws of Delaware.

Delivery Requirements: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Each party	Executed Supplemental Confirmation, substantially in the form of Exhibit A hereto, in respect of each Transaction	On or before the corresponding Trade Date	Yes

MLI	Guarantee of its Credit Support Provider, substantially in the form of Exhibit B attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to MLI:

Address:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street, London EC1A 1HQ
Attention: Fran Jacobson
Telephone No.: 212 449-4138

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Address: GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 5th Floor
New York, New York 10080
Attention: Global Equity Derivatives
Facsimile No.: 212 449-6576 Telephone No.: 212 449-6309

Address for notices or communications to Counterparty for all purposes:

Address: 2100 Seaport Boulevlard
Redwood City, CA 94063
Attention: Hal Covert
Facsimile No.: 650 480-8100
Telephone: 650 480-8000

Process Agent: For the purpose of Section 13(c) of the Agreement, MLI appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
222 Broadway, 16th Floor
New York, NY 10038
Attention: Litigation Department

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MLI nor Counterparty is a Multibranch Party.

Calculation Agent. The Calculation Agent is MLI, whose judgments, determinations and calculations in each Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

Credit Support Document.

MLI: Guarantee of ML&Co in the form attached hereto as Exhibit B.

Counterparty: Not Applicable

Credit Support Provider.

With respect to MLI: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Accuracy of Specified Information. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000, and it has entered into this Confirmation and each Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Additional Representations:

Counterparty Representations. As of the date hereof and each Trade Date, Counterparty represents and warrants that it: (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (iii) is entering into each Transaction for a bona fide business purpose to hedge or repurchase Shares.

As of the date hereof and each Trade Date, Counterparty represents and warrants that it is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty’s ability to perform its obligations hereunder.

As of the date hereof and each Trade Date, Counterparty is not insolvent.

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to any Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

(a) each Transaction to be a “securities contract” as defined in Section 741(7)(A) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections afforded by, among other sections, Sections 555 and 561 of the Bankruptcy Code, and/or a “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code, qualifying for the protections afforded by, among other sections, Sections 560 and 561 of the Bankruptcy Code;

(b) a party’s right to liquidate each Transaction; to offset or net termination values, payment amounts or other transfer obligations; and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement or in connection with any Transaction to constitute a “contractual right” as such term is used in the Bankruptcy Code;

(c) any cash, security or other property provided as performance assurance, credit enhancement, or collateral with respect to each Transaction or the Agreement to constitute a “transfer” in connection with a “securities contract” and/or to or for the benefit of a “swap participant” in connection with a “swap agreement” as such terms are defined in the Bankruptcy Code; and

(d) any payments for, under or in connection with each Transaction (including, without limitation, any payment for the Shares and the transfer of such Shares) to constitute a “margin payment”, “settlement payment” and/or “transfer” in connection with a security contract and/or a “transfer” to or for the benefit of a “swap participant under or in connection with a “swap agreement”, as such terms are defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions”.

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that MLI has authorized Counterparty to disclose each Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with MLI) that such disclosure is required by law or by the rules of any securities exchange or similar trading platform.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first above written:

OPENWAVE SYSTEMS INC.

By:
Name:
Title:

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder

By:
Name:
Title:

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

Supplemental Confirmation of OTC VWAP Minus

Date:		ML Ref:

To:	Openwave Systems Inc. (“Counterparty”)

Attention:	Hal Covert

From:	Merrill Lynch International (“MLI”)
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

Dear Sir / Madam:

Capitalized terms used herein, unless defined herein, have the meanings set forth in the Master Confirmation of OTC VWAP Minus between Counterparty and MLI, dated as of January 30, 2007.

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of a Transaction under the Master Confirmation.

The terms of the Transaction to which the Supplemental Confirmation relates are as follows:

Trade Date:

Prepayment Amount:

Prepayment Date:

Valuation Date:

First Acceleration Date:

Settlement Price Adjustment

Amount:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Confirmed as of the date first above written:

OPENWAVE SYSTEMS INC.

By:
Name:
Title:

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

solely in its capacity as Agent hereunder

By:
Name:
Title:

EXHIBIT B

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Openwave Systems Inc. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“MLI”), under the terms of the Master Confirmation of OTC VWAP Minus between the Company and MLI, dated as of January 30, 2007 (with the Supplemental Confirmations thereto, the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLI punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLI or otherwise, all as though such payment had not been made. This is a guarantee of payment in full, not collection.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLI or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLI merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLI; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLI.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLI under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:
Name:
Title:
Date:

COVER STATEMENT

CLIENT/COUNTERPARTY RELATIONSHIP

Dear Client/Counterparty:

Merrill Lynch is pleased to provide the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions under this Cover Statement that concerns, among other things, the nature of our relationship with you in the context of such transactions. This statement was developed for our new and our ongoing client/counterparties in response to suggestions that OTC derivative dealers consider taking steps to ensure that market participants utilizing OTC derivatives understand their risk exposures and the nature of their relationships with dealers before they enter into OTC derivative transactions.

Merrill Lynch (“we”) are providing to you and your organization (“you”) the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions in order to identify, in general terms, certain of the principal risks associated with individually negotiated over-the-counter (“OTC”) derivative transactions. The attached statement does not purport to identify the nature of the specific market or other risks associated with a particular transaction.

Before entering into an OTC derivative transaction, you should ensure that you fully understand the terms of the transaction, relevant risk factors, the nature and extent of your risk of loss and the nature of the contractual relationship into which you are entering. You should also carefully evaluate whether the transaction is appropriate for you in light of your experience, objectives, financial resources, and other relevant circumstances and whether you have the operational resources in place to monitor the associated risks and contractual obligations over the term of the transaction. If you are acting as a financial adviser or agent, you should evaluate these considerations in light of the circumstances applicable to your principal and the scope of your authority.

If you believe you need assistance in evaluating and understanding the terms or risks of a particular OTC derivative transaction, you should consult appropriate advisers before entering into the transaction.

Unless we have expressly agreed in writing to act as your adviser with respect to a particular OTC derivative transaction pursuant to terms and conditions specifying the nature and scope of our advisory relationship, we are acting in the capacity of an arm’s length contractual Counterparty to you in connection with the transaction and not as your financial adviser or fiduciary. Accordingly, unless we have so agreed to act as your adviser, you should not regard transaction proposals, suggestions or other written or oral communications from us as recommendations or advice or as expressing our view as to whether a particular transaction is appropriate for you or meets your financial objectives.

Finally, we and/or our affiliates may from time to time take proprietary positions and/or make a market in instruments identical or economically related to OTC derivative transactions entered into with you, or may have an investment banking or other commercial relationship with and access to information from the issuer(s) of securities, financial instruments, or other interests underlying OTC derivative transactions entered into with you. We may also undertake proprietary activities, including hedging transactions related to the initiation or termination of an OTC derivative transaction with you, that may adversely affect the market price, rate index or other market factor(s) underlying an OTC derivative transaction entered into with you and consequently the value of the transaction.

A. GENERIC RISKS ASSOCIATED WITH

OVER-THE-COUNTER DERIVATIVE TRANSACTIONS

OTC derivative transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular OTC derivative transaction necessarily depend upon the terms of the transaction and your circumstances. In general, however, all OTC derivative transactions involve some combination of market risk, credit risk, funding risk and operational risk.

Market risk is the risk that the value of a transaction will be adversely affected by fluctuations in the level or volatility of or correlation or relationship between one or more market prices, rates or indices or other market factors or by illiquidity in the market for the relevant transaction or in a related market.

Credit risk is the risk that a Counterparty will fail to perform its obligations to you when due.

Funding risk is the risk that, as a result of mismatches or delays in the timing of cash flows due from or to your counterparties in OTC derivative transactions or related hedging, trading, collateral or other transactions, you or your Counterparty will not have adequate cash available to fund current obligations.

Operational risk is the risk of loss to you arising from inadequacies in or failures of your internal systems and controls for monitoring and quantifying the risks and contractual obligations associated with OTC derivative transactions, for recording and valuing OTC derivative and related transactions, or for detecting human error, systems failure or management failure.

There may be other significant risks that you should consider based on the terms of a specific transaction. Highly customized OTC derivative transactions in particular may increase liquidity risk and introduce other significant risk factors of a complex character. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

Because the price and other terms on which you may enter into or terminate an OTC derivative transaction are individually negotiated, these may not represent the best price or terms available to you from other sources.

In evaluating the risks and contractual obligations associated with a particular OTC derivative transaction, you should also consider that an OTC derivative transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Accordingly, it may not be possible for you to modify, terminate or offset your obligations or your exposure to the risks associated with a transaction prior to its scheduled termination date.

Similarly, while market makers and dealers generally quote prices or terms for entering into or terminating OTC derivative transactions and provide indicative or mid-market quotations with respect to outstanding OTC derivative transactions, they are generally not contractually obligated to do so. In addition, it may not be possible to obtain indicative or mid-market quotations for an OTC derivative transaction from a market maker or dealer that is not a Counterparty to the transaction. Consequently, it may also be difficult for you to establish an independent value for an outstanding OTC derivative transaction. You should not regard your Counterparty’s provision of a valuation or indicative price at your request as an offer to enter into or terminate the relevant transaction at that value or price, unless the value or price is identified by the Counterparty as firm or binding.

This brief statement does not purport to disclose all of the risks and other material considerations associated with OTC derivative transactions. You should not construe this generic disclosure statement as business, legal, tax or accounting advice or as modifying applicable law. You should consult your own business, legal, tax and accounting advisers with respect to proposed OTC derivative transactions and you should refrain from entering into any OTC derivative transaction unless you have fully understood the terms and risks of the transaction, including the extent of your potential risk of loss.